UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 28, 2011
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5791 Van Allen Way, Carlsbad, CA (Address of principal executive offices)	92008 (Zip Code)
Registrant’s telephone number, including area code: (760) 603-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In conjunction with the Annual Meeting of Stockholders (the “Annual Meeting”) of Life Technologies Corporation (the “Company”) held on April 28, 2011, W. Ann Reynolds, Ph.D. retired from the Board of Directors (the “Board”) in accordance with the retirement policy set forth in the Company’s Corporate Governance Principles, which provides that the Board only nominate directors who will be 72 years of age or younger on the date of election.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Company’s existing Restated Certificate of Incorporation (the “Former Certificate”). The newly approved Amended and Restated Certificate of Incorporation (the “Restated Certificate”) includes provisions to: (i) phase out the classification of the Board, such that each director will be elected to a one year term beginning with the directors elected at the Company’s 2012 annual meeting of stockholders; (ii) remove certain obsolete provisions contained in the Former Certificate; and (iii) add a new provision providing that, with certain exceptions, the sole and exclusive forum for certain actions will be the Court of Chancery in the State of Delaware. The Board approved the Restated Certificate on February 24, 2011. The Restated Certificate was effective as of April 28, 2011. This summary does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
     On February 24, 2011, the Board approved certain changes to the Company’s existing Bylaws (the “Former Bylaws”) in the form of the Seventh Amended and Restated Bylaws (the “Restated Bylaws”) contingent upon, and effective immediately following, approval by the stockholders of the Restated Certificate at the Annual Meeting. The Restated Bylaws provide for de-classification of the Board and removal of directors consistent with the provisions in the Restated Certificate approved by the Company’s stockholders. This summary does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated by reference herein.
Item 5.07 Submission to a Vote of Security Holders
     (a) On April 28, 2011, the Company held its Annual Meeting. The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on March 18, 2011.
     (b) As of February 28, 2011, the record date for the Annual Meeting, 180,059,951 shares of the Company’s common stock were issued and outstanding. A quorum of 153,452,300 shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:
          1. The following members of the Board of Directors were elected as Class III directors to serve until the 2014 annual meeting of stockholders and until their respective successors are elected and qualified.

		Total Votes
	Total Votes for	Against from
	Each Director	Each Director	Abstain
Balakrishnan S. Iyer	110,613,140	28,789,843	309,090
Gregory T. Lucier	133,780,531	3,891,075	2,044,355
Ronald A. Matricaria	135,510,812	4,167,188	37,961
David C. U’Prichard, Ph.D.	135,607,099	4,008,508	100,354
     The following members of the Board of Directors were elected as Class I directors to serve until the 2012 annual meeting of stockholders and until their respective successors are elected and qualified.

		Total Votes
	Total Votes for	Against from
	Each Director	Each Director	Abstain
William H. Longfield	136,988,693	2,689,560	37,708
Ora H. Pescovitz, M.D.	139,245,817	434,580	35,564
There were 13,704,827 broker non-votes with respect to each of the nominees, except for Balakrishnan S. Iyer who had 13,708,715 broker non-votes.
          2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

For	Against	Abstain
134,734,228	18,480,680	205,879

          3. The approval of the Restated Certificate. The Restated Certificate includes provisions to: (i) phase out the classification of the Board, such that each director will be elected to a one year term beginning with the directors elected at the Company’s 2012 annual meeting of stockholders; (ii) remove certain obsolete provisions contained in the Former Certificate; and (iii) add a new provision providing that, with certain exceptions, the sole and exclusive forum for certain actions will be the Court of Chancery in the State of Delaware.

For	Against	Abstain	Broker Non-Votes
138,391,690	1,000,497	323,774	13,704,827
          4. The approval of an advisory resolution regarding the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2010.

For	Against	Abstain	Broker Non-Votes
130,949,660	8,416,980	349,301	13,704,847
          5. The advisory vote regarding the frequency period for stockholder voting on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
82,227,804	35,641,413	21,512,719	334,005	13,704,847
The Company intends to disclose by an amendment to this Form 8-K the decision of its Board regarding the frequency period for the stockholder advisory vote on the compensation of its named executive officers.
Item 9.01 Financial Statements and Exhibits

Exhibits
3.1	Amended and Restated Certificate of Incorporation

3.2	Seventh Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John A. Cottingham

Chief Legal Officer
Date: April 28, 2011